Exhibit 99.1

FOR IMMEDIATE RELEASE

PHARMACOPEIA DRUG DISCOVERY ANNOUNCES THIRD QUARTER 2004 RESULTS

Pharmacopeia Drug Discovery achieves significant scientific and business milestones

Princeton, New Jersey, November 4, 2004 — Pharmacopeia Drug Discovery, Inc. (Nasdaq: PCOP) today announced results for the three and nine months ended September 30, 2004. On April 30, 2004, the spin-off of Pharmacopeia into an independent, publicly held company was completed. Since May 1, 2004, Pharmacopeia has operated as a standalone company.

Pharmacopeia highlighted several key corporate and clinical milestones achieved since the second quarter 2004 earnings release:

•                                          Schering-Plough’s decision to initiate preclinical development of a candidate identified through the collaborative efforts of Schering-Plough and Pharmacopeia scientists which triggered a milestone payment. With the selection of this candidate in the oncology therapeutic area, Pharmacopeia now has three programs, each partnered with a major pharmaceutical company, moving into pre-clinical development and four therapeutic candidates partnered with major pharmaceutical companies in clinical trials. Pharmacopeia retains further milestone and royalty interests in each of these programs.

•                                          N.V. Organon accepted delivery of both a lead and a development candidate that met the applicable criteria from its collaboration with Pharmacopeia, triggering a success fee. Pharmacopeia retains further milestone and royalty interests in these programs.

•                                          Neurocrine Biosciences, Inc. accepted compounds delivered by Pharmacopeia in the lead discovery phase of its collaboration with Neurocrine, triggering a milestone payment. In addition, Pharmacopeia’s collaboration with Neurocrine was expanded to allow the companies to work together further to optimize the potency, efficacy, and bioavailability of the series to qualify the leading candidate for pre-clinical toxicity testing, and upon successful completion thereof, for clinical development. Pharmacopeia retains further downstream milestone and royalty interests in these programs.

•                                          Biovitrum AB and Pharmacopeia entered into a multi-year strategic research alliance. The two companies will work together to identify and optimize small lead compounds suitable for advancing into pre-clinical development for multiple targets within the metabolic disease area.  Pharmacopeia retains downstream milestone and royalty interests in programs from this collaboration.

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Pharmacopeia Drug Discovery Announces Third Quarter 2004 Results November 4, 2004 Page 2

“I am pleased with the progress we have made in recent months towards advancing our portfolio of drug candidates, as well as with the tangible indicators of this progress in the form of milestone payments and success fees that we have received from our partners for doing so,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia. “At the same time, it has been gratifying to see management’s attention to reorienting our business strategy yield concrete progress towards reshaping the Company. While it won’t be immediate, I hope to see the results of the past few months’ efforts reflected in our performance in future quarters.”

Revenues at Pharmacopeia were $6.4 million for the three months ended September 30, 2004 compared to $7.4 million for the quarter ended September 30, 2003. The Company recognized lower lead optimization and screening revenues with existing collaborators in the current period as compared to 2003. For the nine months ended September 30, 2004, revenues were $16.9 million compared to $22.0 million for the nine months ended September 30, 2003.  The decrease in revenues was due to lower lead optimization and screening revenues. Revenue from Pharmacopeia’s collaborations with Taiho, Neurocrine, Altana and Celgene partially offset the decrease in revenue in the three and nine month periods.

In keeping with Pharmacopeia’s announced intention to increase its investment in proprietary research and development programs, the Company incurred research and development expenses of $1.6 million in the quarter ended September 30, 2004 compared to $0.8 million in the same period in 2003, an increase of 102%. Research and development expenses for the first nine months of 2004 were $4.3 million compared to $2.7 million in the first nine months of 2003, an increase of 59%.

The Company reported a net loss of ($2.9) million or ($0.24) per share for the three months ended September 30, 2004. In the three months ended September 30, 2003, the Company recorded a net loss of ($0.4) million or ($0.03) per share.  For the nine months ended September 30, 2004, the Company’s net loss was ($16.3) million or ($1.34) per share, in part reflecting $5.9 million of restructuring costs, largely related to the consolidation of its research facilities. In the nine months ended September 30, 2003 the Company recorded a net loss of ($2.0) million or ($0.17) per share. Loss per share for periods prior to the spin-off are based on the 12,181,471 shares distributed in the spin-off, adjusted for unvested restricted shares.

Further details regarding Pharmacopeia’s third quarter will be presented in a conference call on November 4, 2004 at 5:00 p.m. Eastern Time. Dr. Les Browne, President and Chief Executive Officer will host the call.  Forward looking and material information may be discussed on this conference call.

Date: November 4, 2004

Time:  5:00 p.m. EST

Domestic Callers: 800-263-8506

International Callers: 719-457-2681

Confirmation code: 871843

Name of Conference: Pharmacopeia Third Quarter Earnings Release

Webcast information can be accessed by visiting www.pharmacopeia.com

A replay of the conference call, which can be accessed by dialing toll-free 888-203-1112 and outside the U.S. 719-457-0820 will be available for 2 weeks. The access code for the replay is 871843. Replay of the webcast will also be accessible on Pharmacopeia Drug Discovery’s website at http://www.pharmacopeia.com under Investor Information.

Pharmacopeia Drug Discovery Announces Third Quarter 2004 Results November 4, 2004 Page 3

Pharmacopeia Drug Discovery, Inc. (www.pharmacopeia.com) is a biopharmaceutical company, focused on the creation of new small molecule therapeutics to address significant unmet medical needs. Using proprietary technologies and processes, Pharmacopeia’s scientists identify novel drug candidates in collaboration with major pharmaceutical and biotechnology companies, and, increasingly, through its own internally-funded drug discovery programs, which are primarily focused on immunobiology and immunological diseases. Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into human clinical trials with further programs in late-stage pre-clinical development. Additionally, Pharmacopeia has approximately forty partnered and internal programs in discovery, which will sustain the company’s clinical portfolio in the future. Pharmacopeia is headquartered in Princeton, New Jersey.

Contact:
Brian M. Posner
Vice President, Finance
(609)452-3600
irreq@pharmacop.com

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When used anywhere in this document, the words “expects”, “believes”, “anticipates”, “estimates” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements herein may include statements addressing future financial and operating results of Pharmacopeia.  Pharmacopeia has based these forward-looking statements on its current expectations about future events.  Such statements are subject to risks and uncertainties known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, the development by Pharmacopeia and regulatory and market acceptance of new products, the establishment and continuation by Pharmacopeia of drug discovery collaborations and the results of Pharmacopeia’s internal proprietary drug discovery programs, Pharmacopeia’s ability to raise additional capital, the obsolescence of existing products, the resolution of existing and potential future patent issues, additional competition, changes in economic conditions, and other risks described in documents Pharmacopeia has filed with the Securities and Exchange Commission, including its registration statement on Form 10, Reports on Form 10-Q filed on June 2, 2004 and August 6, 2004 and subsequent filings under the Securities and Exchange Act of 1934.  All forward-looking statements in this document are qualified entirely by the cautionary statements included in this document and such filings.  These risks and uncertainties could cause actual results to differ materially from results expressed or implied by forward-looking statements contained in this document. These forward-looking statements speak only as of the date of this document.  Pharmacopeia disclaims any undertaking to publicly update or revise any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Tables Follow

Pharmacopeia Drug Discovery Announces Third Quarter 2004 Results
November 4, 2004

PHARMACOPEIA DRUG DISCOVERY, INC.

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands, except share data)

Statements of Operations

	For the Three Months		For the Nine Months
	Ended September 30		Ended September 30,
	2004	2003	2004	2003
Revenues	$6,376	$7,422	$16,852	$21,957
Cost of revenue	5,244	5,535	15,779	16,707
Gross margin	1,132	1,887	1,073	5,250
Operating costs and expenses:
Research and development	1,551	769	4,325	2,723
Sales, general and administrative	2,592	1,504	7,255	4,455
Restructuring and other charges	—	—	5,947	—
Total operating costs and expenses	4,143	2,273	17,527	7,178
Operating loss	(3,011)	(386)	(16,454)	(1,928)
Interest and other income, net	166	3	225	16
Loss before tax provision	(2,845)	(383)	(16,229)	(1,912)
Provision for income taxes	51	—	64	107
Net loss	$(2,896)	$(383)	$(16,293)	$(2,019)

Net loss per share:
- Basic and diluted	$(0.24)	$(0.03)	$(1.34)	$(0.17)

Weighted average number of common stock outstanding:
- Basic and diluted	12,220,495	12,155,751	12,185,379	12,155,751

PHARMACOPEIA DRUG DISCOVERY, INC.

SELECTED CONSOLIDATED FINANCIAL DATA

(Dollars in thousands)

Balance Sheets

	September 30,	December 31,
	2004	2003
Cash, cash equivalents and marketable securities	$40,424	$524
Trade receivables, net	1,820	2,302
Other assets, net	12,216	8,226
Total assets	$54,460	$11,052

Current liabilities	$8,958	$6,420
Long-term liabilities and reserves	1,480	325
Total stockholders’ equity	44,022	4,307
Total liabilities and stockholders’ equity	$54,460	$11,052